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EXHIBIT 10.20


                             CHARTER ONE BANK, N.A.
                  DIRECTOR NON-STOCK DEFERRED COMPENSATION PLAN


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      CHARTER ONE BANK, N.A. DIRECTOR NON-STOCK DEFERRED COMPENSATION PLAN

                            Effective January 1, 2002
                            RESTATED JANUARY 1, 2003

                                     PURPOSE

         The purpose of this Plan is to provide specified benefits to directors who contribute materially to the continued growth, development and future business success of Charter One Bank, N.A. and its affiliates, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

         "ANNUAL DEFERRAL AMOUNT" shall mean that portion of a Director's Compensation that a Participant elects to have, and is deferred in accordance with Section 3.1, for any one Plan Year.

         "BENEFICIARY" shall mean one or more persons, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

         "BENEFICIARY DESIGNATION FORM" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

         "BOARD" shall mean the board of directors of the Company.

         "CAUSE" shall mean (1) gross negligence or gross neglect of duties; (2) commission of a felony or gross misdemeanor involving moral turpitude; or (3) fraud, disloyalty or willful violation of any law or significant Employer policy resulting in an adverse effect on the Employer.

         "CHANGE IN CONTROL" shall mean the first to occur of any of the following events:

         (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

         (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this definition) whose election by the board of directors or nomination for election


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                  by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (c) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;

         (d) The Shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         (e) The Shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporation"( as defined in Code Section 1563) in which the Company is a member.

         "CLAIMANT" shall have the meaning set forth in Section 11.1.

         "CODE" shall mean the Internal Revenue Code 1986, as it may be amended from time to time.

         "COMMITTEE" shall mean the committee described in Article 10.

         "COMPANY" shall mean Charter One Bank, N.A. and any successor to all or substantially all of the Company's assets or business.

         "DEFERRAL ACCOUNT" OR "PLAN ACCOUNT" shall mean (i) a sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account. The Deferral Account, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

         "DIRECTOR" shall mean a member of the board of directors of an Employer.

         "DIRECTOR'S COMPENSATION" shall mean fees and other compensation payable for services as a Director.

         "ELECTION FORM" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

         "EMPLOYER(S)" shall mean the Company and/or any affiliated employer (within the meaning of Code Sections 414(b) or (c)) (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.



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         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "MONTHLY INSTALLMENT METHOD" shall be a monthly installment payment over the number of months selected by the Participant in accordance with this Plan, determined as follows: The Participant's Plan Account shall be calculated as of the close of the last business day of the month preceding the month in which the benefit payments are to commence, and the monthly installment amount for the number of months selected by the Participant to receive benefits hereunder shall be that amount divided by the number of months selected by the Participant. Notwithstanding the foregoing, if the Participant's Plan Account is not sufficient to make full monthly distributions for the entire number of months selected by the Participant, then the monthly payments shall cease when the Participant's Plan Account is zero (and the final payment shall be that amount which results in the Participant's Plan Account being zero). If as of the final monthly payment due the Participant there remains a positive Plan Account balance in excess of the monthly amount determined above, then that positive balance shall be distributed to the Participant in a lump sum along with the final monthly payment. By way of example, if the Participant elects a 120-month Monthly Installment Method, and his Plan Account is determined to be $150,000, then his monthly payment for the 120 month period shall be $1,250. If due to adverse investment performance the Participant's Plan Account balance was $1,000 when the 90th payment was due, then $1,000 would be the 90th, and final, payment. If at the end of the 120 month period the Participant's Plan Account balance was $25,000, then his 120th payment will be $25,000 (comprised of the $1,250 scheduled payment, and the $23,750 positive balance). Each monthly installment shall be paid on or as soon as practicable after the last business day of the applicable month.

         "PARTICIPANT" shall mean any Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
         (iii) who signs a Plan Agreement and an Election Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have a Plan Account under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

         "PLAN" shall mean this Director Non-Stock Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

         "PLAN AGREEMENT" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer


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         and the Participant.

         "PLAN YEAR" shall mean the calendar year.

         "PRE-RETIREMENT SURVIVOR BENEFIT" shall mean the benefit set forth in
         Article 6.

         "TERMINATION BENEFIT" shall mean the value of the Participant's Plan Account at the time the Plan Account is distributed.

         "TERMINATION OF SERVICE" shall mean shall mean the complete cessation of director services by the Director for all Employers.

         "TRUST" shall mean one or more trusts established between the Company and the trustee named therein to informally fund the benefits provided for herein, as amended from time to time.

         "UNFORESEEABLE FINANCIAL EMERGENCY" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                                    ARTICLE 2

                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to Directors selected by the Committee in its sole discretion.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided a Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Director shall commence participation in the Plan on the first day of the month following the month in which he or she completes all enrollment requirements. If a Director fails to meet all such requirements within the period required, in accordance with
         Section 2.2, that Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.


                                   ARTICLE 3

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                      DEFERRAL COMMITMENTS/CREDITING/TAXES

3.1 PARTICIPANT ELECTIVE DEFERRALS. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, such portion of his Director's Compensation as is set forth in the Participant's Election Form with respect to the Plan Year. The election shall be irrevocable with respect to compensation covered by the election until the end of the Plan Year. If no election is made, the amount deferred shall be zero. If an election is made to defer Director Compensation, then the minimum Annual Deferral Amount shall be $2,400, and the maximum Annual Deferral Amount shall be 50 percent of the Participant's Directors' Compensation for the year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.2      RESERVED.

3.3      ELECTION TO DEFER; EFFECT OF ELECTION FORM.

         (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee and accepted by the Committee.

         (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. A Participant's Annual Deferral Amount shall be withheld at the time the Director's Compensation is paid to the Participant.

3.5 INVESTMENT OF TRUST ASSETS. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

3.6 VESTING. A Participant shall always be 100% vested in his Deferral Account at all times.

3.7 CREDITING /DEBITING OF PLAN ACCOUNTS. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Plan Account in accordance with the following rules:

         (a) ELECTION OF MEASUREMENT FUNDS. A Participant, in connection with his or her initial deferral election in accordance with
                  Section 3.3(a) above, shall elect, on


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                  the Election Form, one or more Measurement Fund(s) (as
                  described in Section 3.7(c) below) to be used to determine the additional amounts to be credited to his or her Plan Account for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Plan Account, or to change the portion of his or her Plan Account allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next calendar quarter and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

         (b)      PROPORTIONATE ALLOCATION. In making any election described in
                  Section 3.7(a) above, the Participant shall specify on the Election Form, in increments of twenty-five percentage points (25%), the percentage of his or her Plan Account to be allocated to a Measurement Fund.

         (c) MEASUREMENT FUNDS. The Measurement Funds shall be the same or similar mutual funds or other investments made available for participant investment direction under the Employer's qualified cash or deferred (401(k)) plan as available (and as subject to change) from time to time, other than stock of the Company.

         (d) CREDITING OR DEBITING METHOD. The performance of each selected Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Plan Account shall be valued on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion.

3.8 FICA AND OTHER TAXES. The Employer shall not be obligated to withhold FICA or other taxes for Annual Deferral Amounts related to Director Compensation, except as may be required by law.

3.9 DISTRIBUTIONS. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

                                    ARTICLE 4
            UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION



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4.1      WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES.
         If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan of his Plan Account. The payout shall not exceed the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. Following approval of a payout under this Section 4.1, a Participant shall not be permitted to resume participation in the Plan for the later of 6 months following such withdrawal or the first day of the following Plan Year. If the Participant petitions the Committee only to suspend deferrals and the Committee approves such suspension, the Participant shall not be permitted to resume participation in the Plan until the first day of the following Plan Year.

4.2 WITHDRAWAL ELECTION. A Participant who (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Plan Account, calculated as if there had occurred a Termination of Service as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Disability, death or Termination of Service and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. A Participant's Withdrawal Amount shall be his or her Plan Account calculated as if there had occurred a Termination of Service as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.

                                    ARTICLE 5
                               TERMINATION BENEFIT

5.1 TERMINATION BENEFIT. A Participant who experiences a Termination of Service other than for Cause shall receive his Termination Benefit.

5.2 PAYMENT OF TERMINATION BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to a Monthly Installment Method of 60, 120 or 180 months. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form shall apply only to subsequent deferrals under the Plan. If a Participant does not make any election with respect to the payment of the Termination Benefit then such benefit shall be payable in a lump sum. If the value of the Participant's Plan Balance is less than $50,000 on the Participant's benefit commencement date, then notwithstanding any provision of this Section to the contrary, the Participant's Plan Account shall be distributed to him in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant experiences a Termination of Service.



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5.3      DEATH PRIOR TO COMPLETION OF TERMINATION BENEFIT. If a Participant dies after his Termination of Service but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary (i) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Termination Benefit.

                                    ARTICLE 6
                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. The Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Plan Account if the Participant dies before he or she experiences a Termination of Service.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to a Monthly Installment Method of 60, 120 or 180 months. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form may be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant s Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. If the value of the Participant's Pre-Retirement Survivor Benefit is less than $50,000 on the benefit commencement date, then notwithstanding any provision of this Section to the contrary, the Participant's Account Balance shall be distributed in a lump sum. Furthermore, despite the foregoing, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or pursuant to a Monthly Installment Method of not more than 60 months. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

                                    ARTICLE 7
                             FORFEITURE OF BENEFITS

7.1 TERMINATION FOR CAUSE. If a Participant experiences a Termination of Service on account of Cause, no benefits shall be paid under this Plan other than the cumulative amount of the Participant's Annual Deferral Amounts, and not the earnings thereon (the "Termination for Cause Benefit"). If the Participant has commenced receiving his Plan Account under this Plan and it is subsequently determined that the Participant's Termination of Service was for Cause, then the payment of the Participant's Plan Account shall be limited to the Termination for Cause Benefit, and the Participant shall be obligated to return to the Employer the cumulative amount of benefits paid to him under this Plan in excess of the Termination for Cause Benefit.

7.2 REGULATORY PROVISIONS. No further benefits shall be paid under this Plan for so long as required under the following circumstances:


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         (a) TEMPORARY SUSPENSION OR PROHIBITION. If the Participant is
         suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Employer's obligations under this Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Participant all or part of the compensation withheld while its obligations under this Plan were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

         (b) PERMANENT SUSPENSION OR PROHIBITION. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Employer under this Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (c) DEFAULT. If the Employer is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Plan shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

         (d) TERMINATION BY REGULATORS. All obligations under this Plan shall be terminated, except to the extent determined that continuation of this Plan is necessary for the continued operation of the Employer: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         (e) Notwithstanding anything herein to the contrary, (1) any payments made hereunder shall be subject to and conditioned upon compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder, and
         (2) payments contemplated hereunder shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Administrator of the State of Ohio or the FDIC.

                                    ARTICLE 8
                             BENEFICIARY DESIGNATION

8.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designated under any other plan of an Employer in which the Participant participates.

8.2 BENEFICIARY DESIGNATION: CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and


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         returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

8.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

8.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                    ARTICLE 9
                     TERMINATION, AMENDMENT OR MODIFICATION

9.1 TERMINATION. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants shall terminate and Plan Accounts shall be paid to the Participants as follows: Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to a Monthly Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Plan Account in a lump sum or pursuant to a Monthly Installment Method using fewer months.

9.2 AMENDMENT. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Plan Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Plan Account in a lump sum or pursuant to a Monthly Installment Method using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

9.3 PLAN AGREEMENT. Despite the provisions of Sections 9.1 and 9.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

9.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

10.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

10.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee, and any employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of misconduct by the Committee or any of its members or any such employee.

10.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Service of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 11
                                CLAIMS PROCEDURES

11.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to anise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimants claim within a reasonable time, and shall notify the Claimant in writing:

        (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

        (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                (i) the specific reason(s) for the denial of the claim, or any part of it;

                (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                (iv) an explanation of the claim review procedure set forth in Section 11.3 below.

11.3 REVIEW OF A DENIED CLAIM. With 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the

        Claimant (or the Claimant's duly authorized representative):

        (a)     may review pertinent documents;

        (b)     may submit written comments or other documents; and/or

        (c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

        (a)     specific reasons for the decision;

        (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

        (c)     such other matters as the Committee deems relevant.

11.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 12
                                      TRUST

12.1 ESTABLISHMENT OF THE TRUST. The Company may establish a Trust and each Employer shall, at each pay period, transfer over to the Trust such cash as the Participant elected to defer under the Plan, or that an Employer has agreed to contribute under Section 3.2 hereof.

12.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

12.3 DISTRIBUTIONS FROM THE TRUST. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 STATUS OF PLAN. The Plan is intended to be an unfunded plan that is not qualified within the meaning of Code Section 401(a), and the Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

13.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely of an unfunded and unsecured promise to pay money in the future.

13.3 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

13.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance allowed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

13.5 NOT A CONTRACT. The terms and conditions of this Plan shall not be deemed to constitute a contract to retain the services of the Director by any Employer. Nothing in this Plan shall be deemed to give a Participant the right to be retained as a Director of any Employer or to interfere with the right of any Employer to terminate the Director at any time.

13.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, taking such physical examinations as the Committee may deem necessary.

13.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be co as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Ohio without regard to its conflicts of laws and principles.

13.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below.

         Director of Human Resources
         Charter One Bank, N.A.
         1215 Superior Avenue
         Cleveland, Ohio 44114

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under s Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

13.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including, but not limited to, such spouse's will, nor shall such interest pass under the laws of intestate succession.

13.13 VALIDITY. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be constructed and enforced as if such illegal or invalid provision had never been inserted herein.

13.14 INCOMPETENT. If the Committee determines in its discretion a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount

13.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

13.16   DISTRIBUTION IN THE EVENT OF TAXATION.

        (a) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her Plan Account. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

        (b) TRUST. If the Trust terminates and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

13.17 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or shareholder of the Company or the Participant's Employer, or of any successor corporation, might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder, or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

13.18 EXPENSES. All proper charges, fees and expenses incurred in connection with the administration and operation of the Plan and Trust shall be paid by the Company or the Employers (as directed by the Company). At the election of the Company, or if the Company or the Employers do not pay such charges or expenses, then such charges and expenses shall be paid by the Trust.

        IN WITNESS WHEREOF, the Company has singed this Plan document as of February 25, 2003.

                                   CHARTER ONE BANK, N.A.,

                                   a national banking association.

                                   By:  /s/ George M. Bourgon, Jr.
                                       -----------------------------
                                   Title: Senior Vice President of
                                          Administrative Services